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                                                                   EXHIBIT 10.10

THIS AGREEMENT is made 15th September 1993
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BETWEEN
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COURTAULDS CHEMICALS (HOLDINGS) LIMITED whose registered office is at 50 George
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Street, London.  WIA 2BB ("COURTAULDS"): and

GLYCYX PHARMACEUTICALS LIMITED whose registered office is at Cedar House. 41
------------------------------
Cedar Avenue. Hamilton HH 1 2. Bermuda ("GLYCYX").

WHEREAS., the parties have reached agreement on the following terms for the
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supply of the product described in Schedule 1 (the "PRODUCT") by Courtaulds to
Glycyx.

NOW IT IS AGREED as follows:
----------------

     1.   Definitions
          -----------

          In this Agreement:

          (1)  "COMMENCEMENT DATE" means 1st January 1994.

          (2) "CALENDAR YEAR" means calendar years beginning on 1st January, and ending on 31st December each year.

          (3) "SPECIFICATION" means the specification for the Product set out in Schedule 1. as amended from time to time in writing by mutual agreement of the parties.

          (4)  "TONNE" means a tonne of 1.000 kilogramms.

          (5)  "MONTH" means a calendar month.

          (6) "AFFILIATE" means any corporation or other entity which controls, is controlled by, or is under common control with, a party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity.

          (7) "CERTIFICATE OF ANALYSIS" means the certificate of analysis to be provided by Courtaulds with each shipment of Product, setting forth:

                    (a) the results of the quality test procedures with respect to such shipment;

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                    (b) the manufacturing date: and

                    (c) a statement that the batch of Products has been released for shipment in accordance with the following criteria:
                        (1) all manufacturing materials used in the manufacture of such Products have complied with the Specification and (2) all manufacture and quality control operations by Courtaulds with respect to such Product have been carried out according to current Good Manufacturing Practices. in-process control. manufacturing and testing procedures. and standard operating procedures in the form agreed upon by the parties.

     2.   Sale and Purchase
          -----------------

          (1) With effect from the Commencement Date Courtaulds shall sell and deliver the Product to Glycyx and Glycyx shall purchase the Product from Courtaulds on the terms and conditions of this Agreement.

          (2) Courtaulds undertakes to supply such quantities of the Product meeting the Specification as Glycyx may order from Courtaulds from time to time, subject always to minimum quantities as follows:

               (a) Within one month after Glycyx receives the first order from their marketing partner. following the first country being approved for the sale of distribution of the Product as a drug, Glycyx will place an order on Courtaulds (the "INITIAL ORDER") for [*] of the Product, and delivery of [*] of the Product shall be made by Courtaulds within 20 weeks of receipt of the Initial Order and the balance of [*] of Product will be delivered by Courtaulds within 14 weeks after the [*] has been delivered to Glycyx;

               (b) Between 6 and 14 months after the Initial Order, Glycyx will place a further order for [*] of the Product and delivery shall be made by Courtaulds within 20 weeks of the further order (the "SECOND ORDER"); and

               (c) Between 20 and 28 months after the Initial Order. Glycyx will place an order for [*] of the Product, and Courtaulds shall deliver [*] of the Product within 12 weeks of receiving the order and the balance 10 weeks later (the "THIRD ORDER").

          (3) Subject to Clause 2(2), Courtaulds shall supply to Glycyx the quantities of the Product specified in Glycyx' order confirmations as aforesaid, and shall make deliveries to Glycyx in the installments and at such times and places as Glycyx shall require from time to time.

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          (4)  Courtaulds hereby agrees that, during the term of this Agreement.
               Courtaulds and its Affiliates will only supply Product to Glycyx or its bona fide designees which designees will be notified to Courtaulds in writing by Glycyx.

     3.   Delivery
          --------

          (1) The Product shall be supplied on an ex-works basis to Glycyx or on a delivered basis to Glycyx or Glycyx's designee in accordance with Glycyx's instructions.

          (2) Title to and risk in the Product shall pass to Glycyx either upon collection by Glycyx of the Product from Courtaulds' Buckhaven plant or upon delivery to (Glycyx or their designee at destinations to be nominated by Glycyx.

          (3) Deliveries of the Product will initially be in 50 kg net weight Mauser drums (which will be double polythene lined and non-returnable). Courtaulds shall test each lot of Product before delivery to Glycyx and provide a Certificate of Analysis for each lot of Product delivered.

     4.   Price and Payment
          -----------------

          (1) The price to be paid by Glycyx for the minimum orders of Product supplied pursuant to Clause 2(2) hereunder shall be as follows:

               (a) for Product supplied pursuant to the Initial Order [*] the price shall be [*]:

               (b) for Product supplied pursuant to the Second Order of [*] the price shall be [*]; and

               (c) for Product supplied pursuant to the Third Order of [*] the price shall be [*];

          Provided that Courtaulds is able to buy the required quantities of raw materials (namely beta alanine and p Nitro benzoylchloride) at the appropriate time such raw materials are required to make the Product and at a price for such raw materials respectively of [*] delivered to Courtaulds' plant at Buckhaven, [*]. If both Glycyx and Courtaulds are unable to purchase the raw materials at the prices referred to above. Courtaulds will forthwith notify Glycyx and the parties will meet and negotiate in good faith within 30 days a revised price per kilogramme for the

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          Product. If the parties fail to agree on a revised price within 30 days or if Glycyx is unable to End an acceptable supplier of such raw materials at a mutually acceptable price. this Agreement shall terminate forthwith. If requested by Glycyx, Courtaulds shall deliver the Product to a consignment address and charge Glycyx at cost for Carriage and insurance.

          (2) At the beginning of October each Calendar year Glycyx and Courtaulds will negotiate in good faith and agree on prices for any quantities ordered over the quantities referred to in Clause 2(2) above.

          (3) Glycyx shall make payment to Courtaulds in British Pounds Sterling within 30 days after the later of (i) the date of dispatch of Product to Glycyx or (ii) Glycyx's receipt of the invoice with respect to shipment of such Product.

     5.   Terms of Supply.
          ---------------

          (1) Courtaulds warrants to Glycyx that all Product supplied hereunder will at the time of dispatch to Glycyx or its designees (i) comply with the Specification. (ii) be Manufactured, packaged, stored and supplied in accordance with Good Manufacturing Practices and the Drug Master File with respect to Product and
               (iii) not be adulterated or misbranded within the meaning of the United States Federal Food, Drug and Cosmetic Act or any other similar law or regulation within the United Kingdom. Courtaulds shall comply with the requirements of all laws regulations and codes of practice relating to the manufacture of the Product that are in force in the United Kingdom (including UK DHSS and ISO 9002 standards) and the United States of America (being the standards of the FDA).

          (2) Should Glycyx have requirements for compliance with other laws or regulations they shall notify Courtaulds of these and the direct cost of complying with such further laws or regulations shall be reimbursed to Courtaulds by Glycyx.

          (3) Courtaulds shall maintain for a least 6 years for each batch of Product made and produce for inspection by Glycyx all documentation regarding the manufacture of the Product, reference samples (solvents excluded) and quality control records, as Glycyx may from time to time require and shall provide Glycyx upon request with copies of the same.

          (4) Glycyx or their authorized representatives may carry out quality assurance inspections of Courtaulds' production facilities for the Product at reasonable times during the course of this Agreement and may take reasonable samples for quality assurance purposes only. Courtaulds shall promptly provide Glycyx with all relevant information reasonably required for the investigation of any complaints regarding the quality of Produce. Courtaulds shall promptly inform Glycyx of the outcome of any inspections by regulatory authorities (including, without limitation. the National Drug Inspectorate) of Courtaulds' manufacturing site for Product.

          (5) Courtaulds shall not make any change to the manufacturing process for Product which would necessitate an amendment to the Drug Master File for Product, without the prior written consent of Glycyx.

          (6) The Product to be supplied to Glycyx by Courtaulds shall be manufactured at Courtaulds' premises at Buckhaven or such other place as Glycyx and Courtaulds may agree.

     6.   Liability and Indemnity
          -----------------------

          (1) Neither party shall be liable (in contract, tort or otherwise) and irrespective of any negligence of such party for any indirect or consequential losses (including but not limited to loss of goodwill, business or anticipated savings), loss of profits or use or third party claims, suffered by the other party in connection with this Agreement or the Product save to the extent that such claims relate to death or personal injury resulting from the negligence of the first party in which case there shall be no limit to such party's liability.

          (2) Notwithstanding Clause 6(l) above Glycyx shall have the responsibility to make any claim that any supply of the Product does not meet the Specification within 45 days from the date of delivery of such Product or within 25 days after Glycyx becomes aware that the Product does not meet the Specification; provided that in the latter event such claims must be brought within six months from the date of delivery of such Product. Glycyx will, in the event it receives Product which does not meet the Specification, require Courtaulds to redeliver a Product which does comply at Courtaulds' risk and expense. Where Glcyx claims that a Product does not comply with the Specification, it shall give full details of such claim and give Courtaulds reasonable access to investigate the matter before the remainder of the Product of the same consignment is used or returned to Courtaulds. If Glycyx does not so notify Courtaulds within the time limits set out above Glycyx shall be treated as having waived all claims connected with the matter which should have been so notified and, other than as provided in Clauses 6(l) and 6(3), Courtaulds shall have no further liability in respect of Product which does not comply with the Specification.

          (3) In the event that Glycyx recalls any of its products due to the failure of Courtaulds or any of its employees to supply the Product in accordance with the Specification in any material respect, Courtaulds shall

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               compensate Glycyx for the reasonable costs of physical recovery and destruction of the Product and any products incorporating the Product directly incurred by Glycyx as a result of such recall. [*]

          (4) For the avoidance of doubt Glycyx hereby acknowledges that Courtaulds has neither been a party to nor is competent to judge the result of any clinical trials of the Product.

     7.   Duration and Termination
          ------------------------

          (1) Either party may terminate this Agreement by at least 12 months' prior written notice given at any time but not to expire prior to the fifth anniversary of the Commencement Date.

          (2) Either party may terminate this Agreement forthwith by written notice to the other upon any material breach by the other which is not remedied within 30 days of notification in writing to the offending party, or if the other goes into liquidation or if a receiver or administrator is appointed over or an encumbrancer takes possession of any part of its assets, or it makes any composition with its creditors or is deemed unable to pay its debts, or suffers any analogous act under foreign law.

          (3) Courtaulds may in addition terminate this Agreement forthwith by written notice to Glycyx if the Product license is withdrawn by a competent health authority in either the United Kingdom or the United States of America and may require Glycyx to pay Courtaulds' cost for any reasonable quantities of raw materials, work in progress (including the payment of waste) or finished goods in connection with the Product. Within 30 days of such termination, Courtaulds shall furnish Glycyx with a statement of all such materials. Glycyx shall pay such amount within 30 days of such statement date.

          (4) Termination shall be without prejudice to Clause 6 and to any liabilities accrued at the date of termination.

     8.   Force Majeure
          -------------

          (1) If any party is delayed in or prevented from carrying out any of its obligations under this Agreement for any reason beyond such party's reasonable control, that party shall be excused performance of such obligation for as long as and to the extent that the prevention or delay lasts; provided that the party affected gives the other as much advance notice of such circumstances as is practicable, and in any event shall have notified the other in writing within seven days of discovery of such

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               circumstances, identifying the same and indicating the
               anticipated period and quantities of the Product affected.

          (2) A party affected by such circumstances shall use all reasonable endeavours to minimize the extent and duration of their effect on this Agreement.

          (3) Notwithstanding Clause 8(l), if either party invokes force majeure for a continuous period of 90 days or more, or 90 days or more in any period of 180 days, the other party may forthwith terminate this Agreement by notice to the other.

     9.   Confidentiality
          ---------------

          (1) Glycyx shall keep secret and shall not divulge to any third party any information given by Courtaulds in connection with this Agreement and/or the Product or which otherwise becomes known to Glycyx concerning Courtaulds' Drug Master File for the Product, the manufacturing process for the Product, or Courtaulds and its products through its performance of this Agreement or use the same other than for the purpose of executing this Agreement. Courtaulds shall keep secret and shall not divulge to any third party any information given by or on behalf of Glycyx in connection with this Agreement and/or the Product or use the same other than for the purpose of executing this Agreement. The foregoing obligations shall not apply to information which is:

               (i) in the public domain or subsequently enters the public domain other than by breach of this Agreement;

               (ii) can be shown by the receiving party by documentary evidence to have been in its possession or control prior to disclosure by the disclosing party;

               (iii) received from a third party lawfully entitled to disclose the same; or

               (iv) is required by law, regulation or court order to be disclosed; provided that the receiving party has taken such steps as are reasonably available under the law (but not the institution of legal action) to protect such information and notifies the disclosing party prior to disclosure and provided further that such disclosure shall only be made to the extent actually required by such law, regulation or court order.

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     10.  Assignment
          ----------

          Courtaulds may assign any of its rights or duties hereunder with the prior consent of Glycyx which may not be unreasonably withheld save that such consent may be reasonably withheld by Glycyx if Courtaulds wishes to assign its rights and duties hereunder to a company which at the time of the proposed assignment (i) is selling Balsalazide Sodium in a finished form; or (ii) is manufacturing, formulating, or marketing a product which competes or will compete with Balsalazide Sodium. Glycyx may assign its rights and duties hereunder with the prior written consent of Courtaulds which consent shall not be unreasonably withheld.

     11.  Miscellaneous
          -------------

          (1) Save as otherwise provided herein, any order, notice, claim or demand hereunder shall be given in writing and shall be deemed duly served seven days after it has been sent property addressed by registered air mail to the address of the party set out below, and if sent by facsimile deemed sufficiently served on the date and at the time when it is sent to the following fax number or such other number(s) as may be notified by the party in question from time to time):

               (a)  in the case of notices to Glycyx to:

                    Glycyx Pharmaceuticals Ltd.
                    3600 W. Bayshore Road, Suite 205
                    Palo Alto, California 94303 USA
                    Fax No.: 0101 415 856 1555
                    FAO: President

               (b)  in the case of notices to Courtaulds to:

                    50 George Street
                    London W1A 2BB
                    Fax No.: 071-612-1500
                    FAO: The Company Secretary

          (2) The parties acknowledge that for reasons of administrative convenience. supplies of the Product may be requested and orders confirmed on forms which embody the parties' respective standard conditions of trade, but such conditions shall not apply to the supply of the Products hereunder.

          (3) This Agreement supersedes and cancels all previous agreements or arrangements between Glycyx and Courtaulds relating to the supply of Products by Glycyx. and any such previous agreement or arrangement is hereby terminated without compensation, but without prejudice to any right resulting from any prior breach of such agreement or any rights or indemnity which may have accrued to either party under any such previous agreement or arrangement.

          (4) No amendment to this Agreement shall be effective unless it is made in writing and signed by a duly authorized representative on behalf of each party.

          (5) No failure by either party to enforce any provision of this Agreement shall constitute a waiver of that party's rights or thereafter prevent it from insisting on strict compliance therewith.

          (6) This Agreement shall be governed by the law of England and the parties submit to the non-exclusive jurisdiction of the English courts.

          (7) It is expressly agreed that Glycyx and Courtaulds shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither Glycyx or Courtaulds shall have the authority to make any statements, representations or commitments of any kind or to take any action which shall be binding on the other, without the prior written authorization of the other party to do so.

          (8) In case any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, but this Agreement shall be construed as if such provisions had never been contained herein.

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IN WITNESS whereof the parties hereto have executed this Agreement the day and year first before written.

SIGNED by                )
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for and on behalf of     )
COURTAULDS CHEMICALS     )     /s/ William J. McPherson
--------------------
(HOLDINGS) LIMITED       )
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SIGNED by                )
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for and on behalf of     )
GLYCYX PHARMACEUTICALS   )     /s/ Randy Hamilton
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LIMITED                  )
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                                                                   (Page 1 of 4)

                                  SCHEDULE I

                              BALSALAZIDE SODIUM



Written by:                                        Date:

Approved by:                                       Date:

Ref.No.                  07.JUL.93                 supersedes: 27 MAY 1993

Page 1 of 4

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                                                                   (Page 2 of 4)



                                SPECIFICATIONS
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                                                                   (Page 3 of 4)

                                 TEST METHODS
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                                                                   (Page 4 of 4)


[*]

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